EXHIBIT 10.2

                             FIRST AMENDMENT TO
                    AMENDED AND RESTATED CREDIT AGREEMENT


     This First Amendment to Amended and Restated Credit Agreement (this "First Amendment"), dated as of December 4, 2006 (the "Effective Date"), is by and among DELTA PETROLEUM CORPORATION, a Delaware corporation ("Borrower"), JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent ("Administrative Agent"), and each of the financial institutions a party hereto as Banks (hereinafter collectively referred to as "Executing Banks," and individually, an "Executing Bank").

                             W I T N E S S E T H:

     WHEREAS, Borrower, Administrative Agent and the financial institutions party thereto as Banks are parties to that certain Amended and Restated Credit Agreement dated as of November 17, 2006 (the "Credit Agreement") (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement, as amended hereby); and

     WHEREAS, Borrower has requested that Banks (i) amend certain terms of the Credit Agreement in certain respects, and (ii) consent to certain transactions more particularly described herein; and

     WHEREAS, subject to and upon the terms and conditions set forth herein, Executing Banks have agreed to Borrower's requests.

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and Executing Banks hereby agree as follows:

     SECTION 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of each condition precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended effective as of the Effective Date in the manner provided in this Section 1.

     1.1 Amendment to Definitions. The definition of "Loan Papers" and "Material Agreement" contained in Section 1.1 of the Credit Agreement shall be amended to read in full as follows:

     "Loan Papers" means this Agreement, the First Amendment, the Notes, each Facility Guaranty which may now or hereafter be executed, each Borrower Pledge Agreement which may now or hereafter be executed, each Subsidiary Pledge Agreement which may now or hereafter be executed, the Existing Mortgages (including all amendments thereto), all Mortgages now or at any time hereafter delivered pursuant to Section 5.1, all Letters of Credit, the Certificate of Effectiveness and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

     "Material Agreement" means any material written or oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, which is not cancelable by such Person upon notice of thirty (30) days or less without liability for further payment other than nominal penalty and, in the case of the Credit Parties, the term "Material Agreement" shall expressly include all Permitted Senior Unsecured Debt Documents and all Permitted Unsecured Term Debt Documents.

     1.2 Additional Definitions. Section 1.1 of the Credit Agreement shall be amended to add the following definitions to such Section:

     "First Amendment" means that certain First Amendment to Amended and Restated Credit Agreement dated as of December 4, 2006, among Borrower, Administrative Agent and Banks party thereto.

     "Net Cash Proceeds" means the remainder of (a) the gross cash proceeds received by Borrower from any Specified Transaction less (b) underwriter discounts and commissions, state and local taxes, investment banking fees, legal, accounting and other professional fees and expenses, and other usual and customary transaction costs, in each case only to the extent paid or payable by Borrower in cash and related to such Specified Transaction.

      "Permitted Unsecured Term Debt" means the unsecured Debt evidenced by the Permitted Unsecured Term Note in an aggregate principal amount not to exceed $25,000,000.

     "Permitted Unsecured Term Debt Documents" means, collectively, the Permitted Unsecured Term Note and any guarantees and other agreements, documents or instruments executed and delivered in connection therewith, as modified, amended, supplemented or restated from time to time to the extent permitted by the terms of this Agreement.

      "Permitted Unsecured Term Note" means that certain Promissory Note, dated December 4, 2006, executed by Borrower and payable to the order of JPMorgan Chase Bank, N.A., in its individual capacity as payee under such note and not as Administrative Agent or a Bank, in the original principal amount of $25,000,000.

     "Specified Transactions" means (a) the Specified Asset Sale, (b) the sale, assignment, lease, license, transfer, exchange or other disposition by Borrower of non-core Gulf Coast assets being marketed, as of the Closing Date, by Tristone Capital, (c) the monetization of a portion of Borrower's and Amber's interests and claims with respect to that certain lawsuit filed on January 9, 2002 in the United States Court of Federal Claims, and (d) any contribution to the equity capital of Borrower or any other Credit Party whether or not occurring in connection with the issuance or sale of equity securities by Borrower or any other Credit Party; provided, that, any contribution to the equity capital of Borrower or any other Credit Party resulting from the exercise of warrants or options will not constitute a "Specified Transaction" for purposes of this Agreement.

     1.3 Amendment to Burdensome Obligations Representation. Section 7.15 of the Credit Agreement shall be amended to read in full as follows:

     "Section 7.15 Burdensome Obligations. No Credit Party, nor any of the properties of any Credit Party, is, to Borrower's Knowledge, subject to any Law or any pending or threatened change of Law or subject to any restriction under its articles (or certificate) of incorporation, bylaws, regulations, partnership agreement or comparable charter documents or under any agreement or instrument to which any Credit Party or by which any Credit Party or any of their properties may be subject or bound, which is so unusual or burdensome as to be likely in the foreseeable future to have a Material Adverse Effect. Without limiting the foregoing, no Credit Party is a party to or bound by any agreement (other than the Loan Papers and other than pursuant to the Permitted Senior Unsecured Debt Documents and/or the Permitted Unsecured Term Debt Documents) or subject to any order of any Governmental Authority which prohibits or restricts in any way the right of such Credit Party or any Restricted Subsidiary to make Distributions."

     1.4 Amendment to Reporting Covenant. Section 8.1(m) of the Credit Agreement shall be amended to read in full as follows:

     "(m) promptly after such delivery or receipt, copies of any financial or other report or notice delivered to, or received from, (i) any holders of Permitted Senior Unsecured Debt, or (ii) any holders of Permitted Unsecured Term Debt, which report or notice has not been delivered to Banks hereunder; and"

     1.5 Amendment to Debt Covenant. Section 9.1 of the Credit Agreement shall be amended to read in full as follows:

     "Section 9.1 Incurrence of Debt. Borrower will not, nor will Borrower permit any other Credit Party to, incur, become or remain liable for any Debt other than (a) the Obligations, (b) payables incurred in the ordinary course of business (other than in connection with a loan or lending transaction) that are not more than sixty (60) days past due, from the date of invoice or demand, except such payables being contested in good faith in accordance with
Section 8.7 hereof, (c) Permitted Senior Unsecured Debt, (d) Guarantees of Permitted Senior Unsecured Debt, (e) Permitted Unsecured Term Debt, (f) Guarantees of Permitted Unsecured Term Debt, and (g) other unsecured Debt in an aggregate amount outstanding at any time not to exceed $5,000,000."

     1.6 Amendment to Restricted Payment Covenant. Section 9.2 of the Credit Agreement shall be amended to read in full as follows:

     "Section 9.2 Restricted Payments. Borrower will not, nor will Borrower permit any other Credit Party to, directly or indirectly, declare or pay, or incur any liability to declare or pay, any Restricted Payment; provided, that
(a) any Subsidiary of Borrower may make Distributions to Borrower, (b) any Credit Party may make Distributions to any other Credit Party that has provided a Facility Guaranty, and all of the Equity of which owned by Borrower or any Indirect Restricted Subsidiary has been pledged to Administrative Agent pursuant to a Borrower Pledge Agreement or a Subsidiary Pledge Agreement (as applicable), (c) for purposes of clarity, regularly scheduled payments of interest made under, and pursuant to the terms of, the Permitted Unsecured Term Note shall not be deemed "Restricted Payments" hereunder, and (d) so long as no Default, Event of Default or Borrowing Base Deficiency exists or would result therefrom, and provided Borrower has complied in all respects with the terms of this Agreement, including, without limitation, Section 9.5 hereof, Borrower may make mandatory prepayments of principal of the Permitted Unsecured Term Debt from the Net Cash Proceeds received by Borrower from the consummation of any Specified Transaction in accordance with the terms of Section 3(b) of the Permitted Unsecured Term Note."

     1.7  Amendment to Amendments to Material Agreements Provision.  Section
9.6 of the Credit Agreement shall be amended to read in full as follows:

     "Section 9.6 Amendments to Organizational Documents; Other Material Agreements. Borrower will not, nor will Borrower permit any other Credit Party to, enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under, (a) its certificate or articles of incorporation, bylaws, partnership agreement, regulations or other organizational documents, other than amendments, modifications and waivers which will not, individually or in the aggregate, have a Material Adverse Effect, (b) the Permitted Senior Unsecured Debt Documents, other than amendments, modifications and waivers the effect of which would not (i) make the terms of any Permitted Senior Unsecured Debt materially more onerous to Borrower or any of its affiliates, (ii) subject Borrower or any of its affiliates to any additional material obligation, (iii) increase the principal of, or rate of interest on, any Permitted Senior Unsecured Debt,
(iv) accelerate the date fixed for any payment of principal or interest on any Permitted Senior Unsecured Debt, or (v) increase the percentage of holders of such Permitted Senior Unsecured Debt required for any such amendment, modification or waiver from the percentage required on the date of issuance of such Permitted Senior Unsecured Debt, or (c) the Permitted Unsecured Term Debt Documents, other than amendments, modifications and waivers the effect of which would not (i) make the terms of any Permitted Unsecured Term Debt Document materially more onerous to Borrower or any of its affiliates, (ii) subject Borrower or any of its affiliates to any additional material obligation, (iii) add covenants, events of default or other agreements to the extent more restrictive than those contained in the Permitted Unsecured Term Debt Documents as in effect on the Effective Date (as defined in the First Amendment), (iv) increase the principal of, or rate of interest on, any Permitted Unsecured Term Debt, (v) accelerate the date fixed for any payment of principal or interest on any Permitted Unsecured Term Debt, or shorten the final maturity or create or accelerate amortization of principal, or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon, or modify the method of calculating the interest rate, or (vi) increase the percentage of holders of such Permitted Unsecured Term Debt required for any such amendment, modification or waiver from the percentage required on the date of issuance of such Permitted Unsecured Term Debt."

     1.8 Amendment to Use of Proceeds Covenant. Section 9.7 of the Credit Agreement shall be amended to read in full as follows:

     "Section 9.7 Use of Proceeds. The proceeds of Borrowings will not be used for any purpose other than (a) working capital, (b) to finance the acquisition, exploration and development of Mineral Interests and related assets and activities, (c) for general corporate purposes, and (d) to refinance existing Debt and obligations outstanding under the Existing Credit Agreement. None of such proceeds (including, without limitation, proceeds of Letters of Credit issued hereunder) will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, and none of such proceeds will be used in violation of applicable Law (including, without limitation, the Margin Regulations). Letters of Credit will be issued hereunder only for the purpose of securing bids, tenders, bonds, contracts and other obligations entered into in the ordinary course of Borrower's business, and otherwise to guaranty payment and performance in accordance with the ordinary practice of Borrower's business. Without limiting the foregoing, (i) the proceeds of Borrowings will not be used to repay or prepay all or any portion of the Permitted Unsecured Term Debt, and (ii) no Letters of Credit will be issued hereunder for the purpose of or providing credit enhancement with respect to any Debt or equity security of any Credit Party or to secure any Credit Party's obligations with respect to Hedge Transactions entered into with a Person which is not a Bank or an Affiliate of such Bank."

     1.9 Amendment to Event of Default Provisions. Section 11.1(m) of the Credit Agreement shall be amended to read in full as follows:

     "(m) in addition to, and not in limitation of, the provisions contained in clause (f) above, a default or event of default shall occur under any Permitted Senior Unsecured Debt Document or any Permitted Unsecured Term Debt Document, which such default or event of default shall not be remedied prior to the expiration of any applicable period of grace or cure under the applicable Permitted Senior Unsecured Debt Document or Permitted Unsecured Term Debt Document;".

     SECTION 2. Consent and Waiver. Borrower has requested that Banks (a) consent to the incurrence of the Permitted Unsecured Term Debt (as defined in the Credit Agreement, as amended by this First Amendment) (the transaction described in this clause (a) being referred to as the "Subject Transaction"), and (b) waive (i) any provision of the Credit Agreement and the other Loan Papers to the extent such provisions prohibit the consummation of the Subject Transaction, and (ii) any and all remedies and other rights under the Credit Agreement and the other Loan Papers in respect of any Default or Event of Default to the extent, but only to the extent, occurring solely from the consummation of the Subject Transaction. In reliance on the representations, warranties, covenants and agreements contained in the Credit Agreement and this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof (and in the Credit Agreement, as applicable), Executing Banks hereby (x) consent to the Subject Transaction, and (y) waive (i) any provision of the Credit Agreement and the other Loan Papers to the extent such provisions prohibit the consummation of the Subject Transaction, and (ii) any and all remedies and other rights under the Credit Agreement and the other Loan Papers in respect of any Default or Event of Default to the extent, but only to the extent, occurring solely from the consummation of the Subject Transaction. The consents and waivers contained in this Section 2 are limited solely to the Subject Transaction, and the applicable provisions of the Credit Agreement and the other Loan Papers to the extent they prohibit the consummation of, or provide rights and remedies in respect of the consummation of, such transaction. Nothing contained herein shall be deemed (A) a consent to any action other than the consummation of the Subject Transaction, or (B) a waiver of any provisions of the Credit Agreement or any other Loan Paper except to the extent any such provision prohibits the consummation of, or provides rights and remedies in respect of the consummation of, the Subject Transaction.

     SECTION 3. Conditions Precedent. The effectiveness of (a) the amendments to the Credit Agreement contained in Section 1 hereof, and (b) the consents and waivers contained in Section 2 hereof, is subject to the satisfaction of each condition precedent set forth in this Section 3:

     3.1 Closing Deliveries. Administrative Agent shall have received (a) counterparts of this First Amendment duly executed by Borrower and Required Banks, (b) a fully executed copy of each Permitted Unsecured Term Debt Document, together with a certificate from an Authorized Officer of Borrower certifying that such copies are accurate and complete and represent the complete understanding and agreement of the parties thereto, and (c) such other documents, instruments and agreements as Administrative Agent may reasonably require in connection with this First Amendment and the transactions contemplated hereby.

     3.2 Amendment Fee. Upon execution of this First Amendment by Required Banks, Borrower shall pay to Administrative Agent, for the benefit of Executing Banks, a fee in the amount of $10,000 for each Executing Bank.

     3.3 No Defaults. Prior to and after giving effect to the amendments contained in Section 1 hereof and the consents and waivers contained in
Section 2 hereof, no Default, Event of Default or Borrowing Base Deficiency shall exist.

     3.4 Fees and Expenses. Borrower shall have paid (a) all fee and amounts as Borrower shall be required to pay to Administrative Agent and its Affiliates pursuant to any separate agreement between or among Borrower, Administrative Agent and/or its Affiliates, and (b) all reasonable fees and expenses incurred by Administrative Agent in connection with the preparation, negotiation and execution of this First Amendment, including, without limitation, all reasonable fees and expenses of Vinson & Elkins L.L.P., counsel to Administrative Agent.

     3.5 Other Documentation. Administrative Agent shall have received such other documents, instruments and agreements as it or any Bank may reasonably request, all in form and substance reasonably satisfactory to Administrative Agent and Banks.

     SECTION 4. Representations and Warranties of Borrower. To induce Banks and Administrative Agent to enter into this First Amendment, Borrower hereby represents and warrants to Banks and Administrative Agent as follows:

     4.1 Due Authorization; No Conflict. The execution, delivery and performance by Borrower of this First Amendment are within Borrower's corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Material Agreement binding upon Borrower or result in the creation or imposition of any Lien upon any of the assets of Borrower except Permitted Encumbrances.

     4.2 Validity and Enforceability. This First Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

     4.3 Accuracy of Representations and Warranties. Each representation and warranty of each Credit Party contained in the Loan Papers is true and correct in all material respects as of the date hereof (except to the extent such representations and warranties are expressly made as of a particular date, in which event such representations and warranties were true and correct as of such date).

     4.4 Absence of Defaults. Prior to and after giving effect to the amendments contained in Section 1 hereof, and after giving effect to the consents and waivers contained in Section 2 hereof, no Default or Event of Default has occurred which is continuing.

     4.5 No Defense. Borrower has no defense to payment of, or any counterclaim or rights of set-off with respect to, all or any portion of the Obligations.

     4.6 Permitted Unsecured Term Debt Documents. Borrower has provided Administrative Agent with a true and correct copy of each Permitted Unsecured Term Debt Document in effect as of the Effective Date. Each of the Permitted Unsecured Term Debt Documents is a valid, binding and enforceable obligation of the Credit Parties party thereto in accordance with its terms and is in full force and effect.

     SECTION 5.  Miscellaneous.

     5.1 Reaffirmation of Loan Papers. Any and all of the terms and provisions of the Credit Agreement and the other Loan Papers shall, except as amended and modified hereby, remain in full force and effect, and are hereby ratified and confirmed. The amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations.

    5.2 Confirmation of Loan Papers and Liens. As a material inducement to Banks to make the agreements and grant the amendments set forth herein, Borrower hereby (a) acknowledges and confirms the continuing existence, validity and effectiveness of the Loan Papers and the Liens granted thereunder, (b) agrees that the execution, delivery and performance of this First Amendment and the consummation of the transactions contemplated hereby shall not in any way release, diminish, impair, reduce or otherwise adversely affect such Loan Papers and Liens, and (c) acknowledges and agrees that the Liens granted under the Loan Papers secure, and after the consummation of the transactions contemplated hereby will continue to secure, the payment and performance of the Obligations as first priority perfected Liens.

     5.3 Parties in Interest. All of the terms and provisions of this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     5.4 Legal Expenses. Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this First Amendment.

     5.5 Counterparts. This First Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this First Amendment until Borrower and Required Banks have executed a counterpart. Facsimiles shall be effective as originals.

     5.6 Complete Agreement. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

     5.7 Headings. The headings, captions and arrangements used in this First Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this First Amendment, nor affect the meaning thereof.

     5.8 Effectiveness. This First Amendment shall be effective automatically and without necessity of any further action by Borrower, Administrative Agent or Banks when counterparts hereof have been executed by Borrower, Administrative Agent and Required Banks, and all conditions to the effectiveness hereof set forth herein and in the Credit Agreement have been satisfied (including, without limitation, all conditions precedent set forth in Section 3 hereof).

     5.9 Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective Authorized Officers on the date and year first above written.

                        [Signature pages to follow]

                              BORROWER:

                              DELTA PETROLEUM CORPORATION,
                              a Delaware corporation


                              By: /s/ Kevin K. Nanke
                                  Kevin K. Nanke,
                                  Chief Financial Officer and Treasurer

     Each of the undersigned (i) consent and agree to this First Amendment, and (ii) agree that the Loan Papers to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms.

                              ACKNOWLEDGED AND AGREED TO BY:

                              DELTA EXPLORATION COMPANY, INC., a Colorado corporation


                              By: /s/ Kevin K. Nanke
                                  Kevin K. Nanke,
                                  Chief Financial Officer and Treasurer


                              PIPER PETROLEUM COMPANY, a Colorado
                              corporation


                              By: /s/ Kevin K. Nanke
                                  Kevin K. Nanke,
                                  Chief Financial Officer and Treasurer

                              CASTLE TEXAS EXPLORATION LIMITED PARTNERSHIP, a Texas limited partnership

                              By: Delta Petroleum Corporation, a Delaware
                                  corporation, its general partner and sole
                                  limited partner


                              By: /s/ Kevin K. Nanke
                                  Kevin K. Nanke,
                                  Chief Financial Officer and Treasurer


                              DPCA LLC, a Delaware limited liability company



                              By: /s/ Kavin K. Nanke
                                  Kevin K. Nanke,
                                  Chief Financial Officer and Treasurer


                              ADMINISTRATIVE AGENT:

                              JPMORGAN CHASE BANK, N.A.,
                              as Administrative Agent


                              By: /s/ Stephen Lescher,
                                  Stephen Lescher,
                                  Senior Vice President

                              BANK:

                              JPMORGAN CHASE BANK, N.A.


                              By: /s/ Stephen Lescher,
                                  Stephen Lescher,
                                  Senior Vice President


                              BANK:

                              BANK OF OKLAHOMA, N.A.


                              By: /s/ Michael M. Logan
                                  Michael M. Logan,
                                  Senior Vice President


                              BANK:

                              U.S. BANK NATIONAL ASSOCIATION


                              By: /s/ Kathryn A. Gaiter
                              Name:  Kathryn A. Gaiter
                              Title: Vice President


                              BANK:

                              CAPITAL ONE, NATIONAL ASSOCIATION
                              (f/k/a Hibernia National Bank)


                              By:  /s/ David L. Denbina, P.E.
                              Name:  David L. Denbina, P.E.
                              Title: Senior Vice President


                              BANK:

                              BANK OF SCOTLAND


                              By: /s/ Karen Weich
                              Name:  Karen Weich
                              Title: Vice President


                              BANK:

                              DEUTSCHE BANK TRUST COMPANY AMERICAS


                              By: /s/ Evelyn Thierry
                              Name:  Evelyn Thierry
                              Title: Vice President


                              By: /s/ Susan LeFevre
                              Name:  Susan LeFevre
                              Title: Director


                              BANK:

                              NATIXIS
                              (f.k.a. Ntexis Banques Populaires)


                              By: /s/ Renaud d'Herbes
                                  Renaud d'Herbes
                                  Senior Managing Director

                              By: /s/ Daniel Payer
                                  Daniel Payer
                                  Director

                              BANK:

                              STERLING BANK


                              By: /s/ Ryan K. Michael
                              Name:  Ryan K. Michael
                              Title: Assistant Vice President


                              BANK:

                              KEYBANK, N.A.


                              By: /s/ Thomas Rajan
                              Name:  Thomas Rajan
                              Title: Senior Vice President